Exhibit 10.9

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (“Agreement”) is entered into on this 30th day of June, 2003, by and between TOMASZEK MANAGEMENT, L.L.C., a Texas limited liability company (“Seller”), and VISTA LAND AND EQUIPMENT, L.L.C., a Texas limited liability company (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller is the owner of certain assets utilized in the planning and development of medical facilities in The Woodlands, Texas, for medical professionals and the health care industry;

WHEREAS, Buyer is in the process of developing the same, or similar type of medical facility in the Woodlands, Texas, to render the same or similar type of medical services as Seller, and Buyer therefore desires to buy and Seller desires to sell substantially all of the assets owned by Seller in order to permit Buyer to acquire the business and goodwill of Seller and its planning and development concepts, studies, plans for building and marketing medical facilities, and control of certain lease space in such facilities (“Assets”);

NOW, THEREFORE, for and in consideration of the mutual premises, agreements, covenants, and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto agree as follows:

1. Sale And Purchase Of The Assets. Seller agrees to sell, assign, transfer, convey, and deliver to Buyer, and Buyer agrees to purchase from Seller, on the terms and subject to the conditions set forth in this Agreement, certain assets (“Assets”) described in the Assignment, Conveyance And Bill Of Sale attached hereto as Exhibit “A” (“Bill Of Sale”), including without limitation:

1.1 Marketing And Feasibility Studies. All market research prepared in association with the development of a medical facility in the Woodlands area to deliver health care services in the areas of surgery, MRI, and pain management.

1.2 Architectural Plans. All architectural plans developed for the building of the contemplated Woodlands medical facility, including all specialty build out for the MRI/waiting area of the facility.

1.3 Other Current Assets. All miscellaneous assets received in trade, warranty claims, and other prepaid expenses such as deposit for Hitachi MRI, taxes and insurance accrued or held by Seller as of the Closing Date, and as would be so classified in the operating report of Seller as of the Closing Date.

1.4 Residual Assets. The Assets shall also specifically include, but are not limited to, warranties on Assets, customer lists and records, permits, books and records, marketing materials, goodwill, and going concern value, if any, of Seller’s business as of the Closing Date, and all other proprietary rights of Seller in connection therewith.

2. Assets Not Being Sold. Seller shall retain all assets of Seller existing on the Closing Date (as defined herein) not otherwise sold to Buyer pursuant to this Agreement (“Excluded Assets”), including, but not limited to, (i) all cash, including all cash on hand, and cash in bank accounts of Seller; and, (ii) all revenues derived directly or indirectly from sublease tenants under the Master Lease for Riverstone At Vision Park.

3. Purchase Price And Payment. Based solely on Seller’s reliance on Buyer’s representation to Seller that it will be developing a medical facility in The Woodlands, the additional representations and warranties of Buyer contained herein, and on the terms and subject to the conditions set forth herein, Seller agrees to sell and deliver to Buyer the Assets. In reliance upon the representations and warranties of Seller contained herein, and on the terms and subject to the conditions set forth herein, Buyer agrees to purchase the Assets as follows:

3.1 Deposit. Simultaneously with the Buyer’s execution of this Agreement, Buyer will deliver to Seller a Cashier’s Check in the amount of ONE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00).

3.2 Payment At Closing. At the Closing (as hereinafter defined), Seller shall execute and deliver to Buyer all titles, bills of sale, deeds, leases, and other instruments of transfer, in form and substance reasonably satisfactory to Buyer and its counsel, as shall be effective to transfer to Buyer the Assets and to vest in Buyer complete, valid, marketable, legal and equitable title to the Assets, free and clear of all mortgages, liens, claims, encumbrances, and security interests. At the Closing, Buyer shall deliver to Seller a cashier’s or certified check payable to the order of Seller or consummate a wire transfer of funds to a bank account identified by Seller in the amount of One Million Three Hundred Thirteen Thousand And No/100 Dollars ($1,313,000.00), the (“Purchase Price”).

3.3 Allocation Of Purchase Price. Seller and Buyer agree to report in any and all federal income or state income or franchise tax returns the values associated with the Assets and the compensation for Seller’s non-competition covenant as set forth in this Agreement and all attachments, schedules, or annexes hereto. A summary of the values associated with the Assets and the compensation for Seller’s non-competition covenant is set forth in Exhibit “B” attached hereto.

4. Closing. The closing of the purchase and sale of the Assets provided for in this Agreement (“Closing”) shall take place at the offices of Bruce Buckley, 2401 Fountainview, Suite 1000, Houston, Texas 77057 at 10:00 a.m., on or before June 30, 2003, or such other date as may be mutually acceptable to the parties hereto; provided, however, the parties hereto agree that notwithstanding anything to the contrary set forth in this Agreement, in the event the Closing does not occur on or prior to June 30, 2003, this Agreement, and all other agreements referenced herein or contemplated hereby, shall terminate automatically without further action or notice to or by any party. The actual date of the Closing shall be referred to herein as the “Closing Date”.

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5. Seller’s Representations And Warranties. Seller hereby represents and warrants to Buyer as follows:

5.1 Organization And Existence. Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Texas, and has full company power and authority, and is duly authorized, qualified, and licensed under all applicable requirements, laws, and regulations to carry on its business as now conducted. Seller is not qualified as a foreign entity in any jurisdiction, and Seller is not required to qualify or otherwise be authorized to do business as a foreign entity in any jurisdiction in order to carry on any of its businesses as now conducted or to own, lease, or operate the Assets.

5.2 Authority To Execute Agreement. Seller has, or will have, obtained, prior to Closing, the approval of its Manager and all necessary approvals and consents of its Members to the terms of this Agreement and the authorization, execution and consummation of this Agreement and the transactions contemplated hereby. When executed, this Agreement and all exhibits, appendices, and annexes hereto will constitute legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their terms. Seller has full company power and authority to make and perform this Agreement, and to consummate the transactions contemplated herein.

5.3 Consent Of Tomaszek Management, L.L.C. Notwithstanding the representations of Seller in Section 5.2 hereof, Seller acknowledges that the sale of the Assets has been authorized and consented to by Tomaszek Management, L.L.C., and that a consent and authorization of Tomaszek Management, L.L.C., with respect to this Agreement will be furnished at the Closing to Buyer in the form which is customary in the circumstances contemplated herein.

5.4 Title To Assets. Seller currently has, and will convey and transfer to Buyer at the Closing, complete, valid, good, marketable, legal and equitable title to the Assets, free and clear of all claims, encumbrances, mortgages, liens, pledges, and security interests of any type except for those liens incurred in the ordinary course of business for taxes not delinquent.

5.5 Warranties. SELLER EXPRESSLY REPRESENTS AND WARRANTS WITH RESPECT TO THE ASSETS THAT SELLER HAS VALID, GOOD, MARKETABLE, LEGAL AND EQUITABLE TITLE TO THE ASSETS BY, THROUGH, AND UNDER SELLER, BUT NOT OTHERWISE.

5.6 No Default Or Conflicts With Agreements And Other Instruments. Seller is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the Assets and there are no events of default or events which with notice, or lapse of time, or both. would constitute a default affecting the Assets, directly or indirectly, under any such contracts, agreements, leases, or other commitment in respect of which Seller has not taken adequate steps to prevent such defaults from occurring. Furthermore, the execution and carrying out of this Agreement and compliance with the provisions hereof by Seller will not conflict with, or result in any breach of any of the terms, conditions, or provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would become a default) under the Articles of Organization or the Regulations And Operating Agreement of

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Seller, or under any indenture, mortgage, lease, agreement, or other instrument to which Seller is a party that could in any manner affect the Assets, or result in any violation of any applicable statute, rule, or regulation of any governmental body or agency having jurisdiction over the Assets or Seller.

5.7 Third Party Consents. Except as contemplated expressly herein, the sale of the Assets is not subject to the approval of, or any filing or notice with, except to the extent to show of record the transfer of title to any of the Assets, any governmental authority, or any other third party.

5.8 Litigation. No litigation, action, investigation, or governmental proceeding is pending or threatened which would prevent or enjoin the sale of the Assets, would result in any lien against or claim upon the Assets, or would result in any material adverse affect with respect to the Assets or the business associated therewith.

5.9 Consignments. None of the Assets are held by third parties under any consignment or similar arrangement.

5.10 Taxes. Seller and its Members are not delinquent with respect to any taxes as a result of which a lien or claim exists, or may exist, with respect to the Assets.

5.11 Fixtures. None of the Assets owned are accessions to property owned or leased by a person other than Seller.

5.12 Insurance. All policies of insurance, if any, held by Seller which cover the operation of the business associated with the Assets, any part of the Assets, or the officers, directors, and employees associated therewith, are in full force and effect, and Seller will continue them in full force and effect at its expense up to and including the Closing Date.

5.13 Intangible Property. The operation and control of the Assets of Seller does not require the use of, or consist of any rights under any patents, inventions, trademarks, tradenames, brand names, service marks or copyrights. Seller owns and has the full and exclusive right to use the Assets. Seller has not transferred, encumbered, or licensed to any person or entity any rights to own, or use any portion of the Assets, or any other intangible property included in the Assets. None of the intangible property included in the Assets knowingly violates or infringes upon any patents, trademarks, tradenames, brand names, or copyrights owned by others.

5.14 No Untrue Statements. The statements, representations, and warranties of Seller set forth in this Agreement, the schedules and exhibits attached hereto, and in all other documents and information furnished to Buyer and its representatives in connection herewith do not include any untrue statement of material fact, or omit to state any material fact necessary to make the statements, representations, and warranties made herein not misleading. To the best knowledge of Seller, there is no fact or matter that is not disclosed to Buyer in this Agreement, or in schedules and exhibits attached hereto, that materially, adversely affects or, so far as Seller can now reasonably foresee, could

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materially, adversely affect the condition, financial or otherwise, of any of the Assets, or the ability of Seller to perform its obligations under this Agreement.

6. Buyer’s Representations And Warranties. Buyer hereby represents and warrants to Seller as follows:

6.1 Organizational Existence. Buyer is a Texas limited liability company duly organized, validly existing, and in good standing under the laws of the State of Texas, and has full power and authority to carry on its business as now conducted, and as proposed to be conducted.

6.2 Authority To Execute Agreement. Buyer’s members have approved the terms of this Agreement and have authorized the execution, delivery and consummation of this Agreement. This Agreement has been duly executed and delivered by Buyer and is a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as rights to indemnification under the Agreement may be limited under applicable law, and subject to any applicable bankruptcy, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally, rights of offset and principles of equity. Buyer has full power to make and perform this Agreement, and the remainder of the transactions contemplated herein.

6.3 Conflicts With Agreements And Other Instruments. The execution and carrying out of this Agreement, and compliance with the provisions hereof by Buyer will not conflict with, or result in any breach of any of the terms, conditions, or provisions of, or constitute a default, or events which with notice, or lapse of time, or both, would constitute a default, under the governing documents of Buyer, or under any indenture, mortgage, lease, agreement, or other instrument to which Buyer is a party or result in any violation of any applicable statute, rule, or regulation of any governmental body or agency having jurisdiction over Buyer.

6.4 Litigation. There is no litigation or governmental proceeding pending or threatened against Buyer which, if adversely determined, would materially, adversely affect the financial condition, or results of operations or business of Buyer.

6.5 No Default. Buyer is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to its business, operations, properties, or assets, or the condition, financial or otherwise, of Buyer, and there are no events of default, or events which with notice or lapse of time, or both, would constitute a default, under any such contracts, agreements, leases, or other commitments in respect of which Buyer has not taken adequate steps to prevent such defaults from occurring.

6.6 No Untrue Statements. The statements, representations, and warranties of Buyer set forth in this Agreement, the schedules and exhibits attached hereto, and in all other documents and information furnished to Seller and its representatives in connection herewith, do not include any untrue statement of a material fact, or omit to state any

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material fact necessary to make the statements, representations, and warranties made herein not misleading.

7. Covenants Of Seller.

7.1 Access. Prior to the Closing Date, Seller will furnish to Buyer, its officers, agents, attorneys, and accountants, any information which Buyer may reasonably request concerning the Assets and will permit Buyer to have access to, and inspect, the Assets during Seller’s normal business hours.

7.2 Actions Prior To Closing. Seller agrees that prior to the Closing Date, they will maintain the Assets of Seller in substantially the same manner as in the past, and without the prior consent of Buyer, shall not; (i) mortgage, pledge, or subject to lien, charge, security agreement, or any other encumbrance, all or any part of the Assets, or issue, incur, assume or guarantee any such indebtedness; (ii) sell or dispose of any of the Assets or any interest therein; (iii) take any action which would prohibit the Assets from being transferred in good condition; (iv) enter into any transaction other than in the ordinary course of business consistent with good business practice; (v) amend, renew, extend, modify, or terminate any document or any agreement relating to the Assets; (vi) waive any rights of significant value, or allow any material contract to lapse; or, (vii) take any action which would cause or tend to cause any conditions precedent to any obligations hereunder not to be fulfilled. Additionally, Seller shall use its best efforts to preserve the goodwill and reputation of the Seller prior to the Closing Date.

7.3 No Solicitation. Prior to the Closing Date, Seller agrees that it will not, and will instruct their representatives not to, solicit any offer from any third party for the acquisition of any of the membership interests, or all or substantially all, of the Assets of Seller.

8. Conditions Precedent To Buyer’s Obligations Hereunder. The obligations of Buyer hereunder are, at the option of Buyer, subject to the conditions that, on the Closing Date:

8.1 Compliance With Terms. All the terms, covenants, and conditions of this Agreement to be complied with, and performed by, Seller on or before the Closing Date shall have been fully complied with and performed, and the representations and warranties made by Seller herein shall be deemed to have been made again at and as of the Closing Date, and shall as of that date be true and correct in all respects.

8.2 Proper Documentation. All of Seller’s actions, proceedings, instruments, certificates, and documents required to carry out this Agreement, or incidental thereto, shall be in proper form and reasonably acceptable to counsel for Buyer.

8.3 Certificates And Documents. All documents, certificates, or other items required to be furnished to Buyer by Seller at, or prior to, the Closing Date shall have been so provided and approved by Buyer and its counsel.

8.4 Consents. All approvals or consents of public authorities, companies, or private persons required, or advisable, in connection with the consummation of the

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transactions contemplated hereby shall have been obtained on terms satisfactory to Buyer.

8.5 No Material Adverse Change. There shall not have occurred any material adverse change since May 1, 2003 in the business, properties, results of operations, prospects, or financial condition of Seller or any material loss or damage to any of the Assets.

8.6 Payment Of Obligations. All of the obligations retained by Seller and not assumed by Buyer which may in any way affect any of the Assets shall have been paid in full by Seller and satisfactory evidence of said payment or other acceptable arrangement and the release of any lien against the Assets securing payment thereof shall have been provided to Buyer.

8.7 Due Diligence Investigation. Buyer will have been provided the opportunity to conduct and complete a due diligence review of Seller’s business, assets and liabilities against them, if any, and Buyer shall have elected to proceed with the transactions contemplated hereby based upon the results of such due diligence review.

9. Conditions Precedent To Seller’s Obligations Hereunder. The obligations of Seller under this Agreement are, at the option of Seller, subject to the conditions that, on the Closing Date:

9.1 Compliance With Terms. All the terms, covenants, and conditions of this Agreement to be complied with and performed by Buyer on or before the Closing Date shall have been fully complied with and performed, and the representations and warranties made by Buyer herein shall be deemed to have been made again at and as of the Closing Date, and shall as of that date be true and correct in all respects.

9.2 Consents. All consents, authorizations, and approvals necessary for the consummation of the sale of the Assets contemplated by this Agreement shall have been obtained by the Closing Date.

9.3 No Material Change. There shall have been no material adverse change in the condition, financial or otherwise, of Buyer, its business or assets except as disclosed on the date hereof.

10. Brokerage Fees. Buyer has not engaged any agent or broker in connection with this transaction and has done nothing which would give rise to any claim for any fee or other compensation by any person or entity for acting as a broker, finder, or agent. If Seller has engaged any agent or broker in connection with this transaction, or has done anything which would give rise to any claim for any fee or other compensation by any person or entity for acting as a broker, finder, or agent, then Seller shall pay any such fee or claim in full.

11. Post Closing Adjustments And Prorated Items.

11.1 Adjustment Of Costs. Seller shall bear all costs incurred in connection with the utilization of the Assets, including without limitation, utilities, rentals, service

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contracts, employee costs, and maintenance expenses, prior to the Closing Date and Buyer shall bear all such costs thereafter. Each party will forward to the other party any invoices received by a party which are to be paid by the other in accordance with the terms of Section 11.4.

11.2 Adjustments Of Revenues. Seller shall be entitled to all revenues or other use of the Assets prior to the Closing Date. With the exception of all revenues derived from the Master Lease referenced in Section 1.1 hereinabove, Buyer shall be entitled to all such revenues associated with the Assets thereafter.

11.3 Taxes.

(a) Buyer shall be liable for and shall pay all sales, use, transfer, and any other similar taxes assessed, imposed, or levied as a direct result of the sale of the Assets purchased hereby by Buyer, by any governmental authority;

(b) Whichever party is liable hereunder for the payment of a tax shall prepare any necessary renditions and returns, and shall bear all costs incident to the determination and payment thereof. Such party shall further have all available rights to contest the tax;

(c) Seller shall remain responsible for all income, property, real or personal, franchise, or other taxes which may be due and payable by it for revenues earned, or assets owned prior to the Closing Date.

11.4 Payment Of Taxes And Other Expenses. If Buyer or Seller receives an invoice for any tax or other expense which is allocable to the other party in part or in full hereunder, the recipient shall forward a copy of the invoice within five (5) business days of receipt to the other party. If the other party is fully liable for such invoice it shall pay it in full when due; provided, however, that said party may contest any tax in accordance with the provisions of Section 11.3(b) above. If Buyer or Seller receives an invoice for taxes or other expense which is allocable partly to one party and partly to the other, then the party receiving the invoice shall pay such invoice and, provided a copy thereof shall have been received by the other party ten (10) days prior to payment by the receiving party, and the other party shall not have objected thereto, the party receiving the invoice shall then advise the other party that such invoice has been paid and shall request the appropriate reimbursement. To the extent owed, Seller and Buyer shall pay such reimbursement to the other party within ten (10) days. of the request therefor.

11.5 Receipts. If either party receives a payment from a third party due in whole or in part to the other party, it shall pay over such portion to the other party within ten (10) days after receipt thereof.

11.6 Legal Expenses. Buyer agrees to pay all legal expenses incurred by Buyer in the negotiation of the transactions contemplated herein, and the preparation of all related documents, and Seller agrees to pay all legal expenses incurred by Seller in the

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negotiations of the transactions contemplated herein and the preparation of all related documents.

12. Risk Of Loss.

12.1 Risk Of Loss. Buyer shall bear all risk of loss or damage to the Assets purchased hereby after 11:59 p.m. Central Standard Time on the Closing Date.

12.2 Loss Prior To Closing. If any of the Assets are damaged in excess of $50,000.00, prior to the Closing Date, then (i) Buyer may reduce the Purchase Price by the amount of any damage to the Assets; or, (ii) Buyer can request that Seller replace or repair and restore the damaged Assets to their original condition; or, (iii) if the Assets are damaged in excess of $100,000.00, or are substantially destroyed or otherwise made unusable in Buyer’s sole discretion, Buyer may terminate this Agreement in its sole discretion without any liability to Seller.

13. Competition With Buyer. For a period commencing on the Closing Date and ending five (5) calendar years thereafter (“Restricted Period”), Seller, and all Members of Seller, agree that they will not, without the prior written consent of Buyer, directly or indirectly engage, whether as a creditor, member, stockholder, director, officer, employee, owner, partner, advisor, or otherwise in any new business or venture competing for the same customer base as Buyer within a twenty-five (25) mile radius of The Woodlands, Texas, or to recruit or hire any person who is or was an employee, officer, director, or manager of Buyer.

Seller, and all members of Seller, agree that as a material incentive for Buyer to consummate this transaction, and upon payment of additional consideration by Buyer, the receipt and sufficiency of which is hereby acknowledged and confessed, Seller shall acquire from Riverstone at Vision, Ltd., a restrictive covenant upon the real property (legally described in Exhibit C hereto) for the benefit of Buyer herein, said covenant being set forth in Exhibit D hereto.

In the event of the violation of this Section 13, Buyer shall be entitled to temporary and permanent injunctive relief, it being agreed by Seller and its Members that the remedies at law for breach of this Section 13 are inadequate and that such breach will cause irreparable injury to Buyer. Seller, its Members, and Buyer agree that this Section 13 is an independent promise within this Agreement, and enforceable notwithstanding, and separate and apart from any other provision of this Agreement.

14. Disclaimer Of Representations. Buyer agrees with and represents to Seller that the Assets have been inspected by Buyer and its representatives, and that the Assets are being purchased by Buyer as a result of such inspection and not as a result of any representations made by Seller that are not incorporated in this Agreement.

15. Survival Of Obligations And Liabilities. The respective obligations, representations, warranties, covenants, and liabilities of all parties hereto shall survive the Closing Date.

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16. Termination. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated herein abandoned at any time prior to the Closing: (i) by mutual written consent signed by each of the parties hereto; (ii) pursuant to the provisions of Section 12.2(iii); (iii) by Buyer, if any condition to its obligations as set forth in this Agreement has not been met or waived, and cannot be so met or waived prior to the Closing Date; or, (iv) by Seller, if any condition to their respective obligations as set forth in this Agreement has not been met or waived, and cannot be so met or waived prior to the Closing Date. In the event of the termination of this Agreement pursuant to the provisions hereof, this Agreement shall immediately become void and have no effect, without any liability on the part of any party hereto, and all expenses relating hereto shall be borne by the party incurring them.

17. Amendment And Modification. This Agreement and all attachments, schedules, or annexes hereto may not be modified or supplemented except by written instrument executed by each of the parties hereto.

18. Prior Agreements Superseded. This Agreement (and all exhibits, schedules, and appendices hereto) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings, including any letters of intent, by and between Buyer and Seller which Buyer and Seller each acknowledge are rescinded, terminated and replaced hereby.

19. Notices. All notices, requests, demands, and other communications permitted or required hereunder shall be in writing and delivered personally, and by e-mail or facsimile, in which event such communication shall be deemed to be immediately given to the following addresses, or such other addresses as the parties may notify the others of in writing from time to time in the manner set forth in this Section:

(a)	If to Seller:

Tomaszek Management, L.L.C.

7439 Teaswood Drive

Conroe, Texas 77804

Attention: David E. Tomaszek

Facsimile: (281) 440-5168

with a copy to:

Buckley, Mathews, White & Howell, L.L.P.

2401 Fountainview, Suite 1000

Houston, Texas 77057

Attention R. Bruce Buckley

E-mail: rbrucebuckley@mindspring.com

Facsimile: 713-789-7703

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(b)	If to Buyer:

Vista Land and Equipment, L.L.C.

10304 I-10 East, Suite 369

Houston, Texas 77029

Attention: Mr. Philip Chan

Facsimile: 713-378-3155

with a copy to:

Eric G. Carter & Associates

1314 Texas Avenue, Suite 1110

Houston, Texas 77002

Attention: Eric Carter

E-Mail: carterlawfirm@mindspring.com

Facsimile: (713) 227-7001

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto. In making proof of this document, it shall not be necessary to produce more than one such completed counterpart.

21. Parties Bound. This Agreement shall bind and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto.

22. Waiver. No waiver of any of the provisions hereunder shall be binding upon the parties unless agreed to in writing. The failure of any party at any time to require performance by the other party of any provision hereof shall not affect such party’s right to require such performance at any time thereafter.

23. Governing Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Texas. Venue for any legal proceedings under this agreement shall be in the state district courts of Harris County, Texas.

24. Assignment. Any assignment of this Agreement by any party hereto without the prior written consent of each of the other parties shall be void.

25. Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless be legally binding, and shall remain in full force and effect. Upon the determination that any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced, the parties hereto shall amend this Agreement so as to effect the original intentions of the parties as closely as possible in a legally acceptable manner.

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26. Section Headlines. Section headings are included herein solely for purposes of clarity and are not to be referred to or considered in construing or interpreting this Agreement.

27. Further Assurances. Seller hereby agrees on and after the Closing Date to take any and all actions deemed reasonably necessary by Buyer and Seller in order to more completely transfer title to the Assets to Buyer. All expenses of such actions taken by Seller at the request of Buyer shall be borne solely by Buyer, except as otherwise provided in this Agreement.

28. Costs And Attorneys’ Fees. In the event that any action, suit, or other proceeding is instituted by any of the parties hereto concerning or arising out of this Agreement, the prevailing party shall recover from the non-prevailing party all of such party’s costs and attorneys’ fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom. As used herein, “prevailing party” shall mean the party entitled to recover his or its cost of such action, suit, or proceeding, whether or not the suit proceeds to final judgment, and as used herein, “attorneys’ fees” shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services, and shall not be limited to “reasonable attorneys’ fees” as defined by any statute or rule of court.

IN WITNESS WHEREOF, this Agreement has been entered into as of the date first set forth above.

SELLER:

TOMASZEK MANAGEMENT, L.L.C.

		By:	/s/ David E. Tomaszek
David E. Tomaszek, Manager

EXHIBITS: Exhibit “A” – Assignment, Conveyance And Bill of Sale Exhibit “B” – Allocation of Purchase Price Exhibit “C” Real Property Description
Exhibit “D” Restrictive Covenant

BUYER:
VISTA LAND AND EQUIPMENT, L.L.C.

	By:	DOCTORS PRACTICE
MANAGEMENT, INC., Manager

		By:	/s/ Philip Chan
Philip Chan, President

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ADOPT RATIFIED AND CONFIRMED THIS 30th DAY OF JUNE 2003	ADOPT RATIFIED AND CONFIRMED THIS DAY OF JUNE 2003

/s/ illegible	/s/ illegible
Member of Tomaszek Management, L.L.C.	Member of Tomaszek Management, L.L.C.

ADOPT RATIFIED AND CONFIRMED THIS DAY OF JUNE 2003	ADOPT RATIFIED AND CONFIRMED THIS DAY OF JUNE 2003

/s/ illegible	/s/ illegible
Member of Tomaszek Management, L.L.C.	Member of Tomaszek Management, L.L.C.

ADOPT RATIFIED AND CONFIRMED THIS DAY OF JUNE 2003	ADOPT RATIFIED AND CONFIRMED THIS DAY OF JUNE 2003

/s/ illegible	/s/ illegible
Member of Tomaszek Management, L.L.C.	Member of Tomaszek Management, L.L.C.

ADOPT RATIFIED AND CONFIRMED THIS DAY OF JUNE 2003	ADOPT RATIFIED AND CONFIRMED THIS DAY OF JUNE 2003

/s/ illegible	/s/ illegible
Member of Tomaszek Management, L.L.C.	Member of Tomaszek Management, L.L.C.

ADOPT RATIFIED AND CONFIRMED THIS DAY OF JUNE 2003	ADOPT RATIFIED AND CONFIRMED THIS DAY OF JUNE 2003

/s/ illegible	/s/ illegible
Member of Tomaszek Management, L.L.C.	Member of Tomaszek Management, L.L.C.

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EXHIBIT “A”

ASSIGNMENT CONVEYANCE AND BILL OF SALE

THIS ASSIGNMENT, CONVEYANCE AND BILL OF SALE (“Conveyance”) dated as of June 30th 2003, is from TOMASZEK MANAGEMENT, L.L.C., with its principal offices located in The Woodlands, Texas (hereinafter referred to as “Grantor”), to VISTA LAND AND EQUIPMENT, L.L.C. a Texas registered limited liability partnership, with its principal offices located in Houston, Texas (“Grantee”).

WITNESSETH:

For the sum of TEN AND NO/100 DOLLARS ($10.00) cash, and other good and valuable consideration recited in that certain Asset Purchase Agreement dated June 30th. 2003, between Grantor and Grantee, the receipt and sufficiency of which is hereby acknowledged by Grantor, Grantor does hereby ASSIGN, TRANSFER, CONVEY, AND SELL subject to the provisions herein, the following Property unto Grantee effective as of the date contain hereinabove (the “Effective Date”).

1.	All of Grantor’s right, title and interest now owned, or hereinafter acquired in and to Grantor’s market research prepared in association with the feasibility of developing a medical facility in The Woodlands, Texas, area to deliver health care services in the areas of surgery, MRI, and pain management.

2.	All of Grantor’s right, title and interest now owned, or hereinafter acquired in and to Grantor’s architectural plans developed for the construction of the contemplated Woodlands medical facility, including all specialty build out for the MRI/waiting area of the facility.

3.	All of Grantor’s right, title and interest now owned, or hereinafter acquired in and to Grantor’s assets received in trade, warranty claims, or other prepaid expenses such as the deposit made for a Hitachi MRI, taxes, and insurance accrued or held by Seller as of the Effective Date.

4.	All of Grantor’s right, title and interest now owned, or hereinafter acquired in and to Grantor’s customer lists and records, permits, books and records, goodwill, and going concern value of Seller’s business as of the Effective Date.

5.

Subject to the reservations and exceptions made hereinafter, all other general intangibles, rights, titles, and interest of Grantor, now owned, or hereafter acquired, and attributable to any of Grantor’s rights, titles, or interests in the Property, as defined hereinafter, now owned, or hereafter acquired, in and to, or derived from the Property, including without limitation, all Grantor’s rights under and by virtue of all covenants and warranties pertaining to the Property, express or implied, that have heretofore been made by any or all of Grantor’s manufacturers or predecessors in title; and, together with any and all proceeds and other property of value incident thereto which Grantor might at any time have been,

ASSET PURCHASE AGREEMENT

and may be, or may hereafter become, entitled to which are attributable to any of the Property.

All of the foregoing rights, title, interests, and other properties identified hereinabove are collectively called “Property”. Concurrent with the transfer and conveyance contemplated herein, the Conveyance Documents shall terminate and be of no further force and effect, it being agreed that only the Property subject thereto as described therein and herein shall be transferred and conveyed hereby.

Grantor represents and warrants to Grantee that Grantor has good and marketable title to the Property, free and clear of all claims, encumbrances, mortgages, liens, security interests, and/or other rights in respect of title arising or created by, through, or under Grantor, but not otherwise, that Grantor has the absolute right and authority to grant, bargain, sell, convey, and assign the Property, and that Grantor has no knowledge of any threatened litigation, proceedings, or claims that would in any way affect the Property of Grantor’s ability to transfer such title to any of the Property.

Grantor represents and warrants that Grantor, its successors and assigns, will forever warrant and defend such title to the Property against the claims, encumbrances, mortgages, liens, security interest, and/or other rights in respect of title of the Property, howsoever and whenever arising, asserted, or created, or any and all persons whomsoever claiming, or who or which may claim any right, title, or interest in or to such title or the Property, or any part thereof, arising, asserted, or created by, through, or under Grantor, but not otherwise.

Grantor represents and warrants to Grantor that it is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Texas, and is duly licensed or qualified, and in good standing as a limited liability company authorized to do business in the State of Texas.

Grantor represents and warrants to Grantee that the execution and delivery of this Conveyance is within Grantor’s Company powers, and has been duly authorized by Grantor by all necessary Company action.

Grantor, its successors and assigns, shall indemnify, save, defend, and forever hold Grantee, its successors and assigns, harmless from and against, and to reimburse Grantee with respect to any and all claims, demands, causes of action administrative proceedings, loss, judgments, damages, penalties, fines, liabilities (including sums paid in settlement of claims), interest, costs, and expenses (including reasonable attorneys’ fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred and paid by the Grantee at any time, which is attributable directly to the breach of any representation or warranty of Grantor set forth in this Conveyance which is made by any third party by, through, or under Grantor, but not otherwise.

EXCEPT AS SPECIFICALLY PROVIDED FOR IN THE REPRESENTATIONS AND WARRANTIES SET FORTH HEREINABOVE, GRANTOR AND GRANTEE AGREE THAT THE PROPERTY IS CONVEYED BY GRANTOR, AND ACCEPTED BY GRANTEE, IN ITS “AS IS”, “WHERE IS” CONDITION, “WITH ALL FAULTS”. ABSOLUTELY NO WARRANTIES ARE GIVEN BY GRANTOR WITH RESPECT TO THE PROPERTY,

ASSET PURCHASE AGREEMENT

INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF SUITABILITY, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

Grantor herein expressly RESERVES, SAVES, AND EXCEPTS from this conveyance, for its sole use and benefit, the exclusive right to receive all revenue directly or indirectly derived from the Master Lease and lease space conveyed to Grantee in Paragraph No. 1 hereinabove.

It is the intent of this Conveyance that Grantee shall own after the Effective Date, the entirety of the interest owned by Grantor in the Property as of the Effective Date, subject to all matters recited herein.

All of the terms, provisions, covenants and agreements herein contained shall extend to, and be binding upon, the parties hereto, and their respective successors and assigns, and shall be governed and interpreted by the laws of the State of Texas. Venue for any legal proceedings hereunder shall be in the state district courts of Harris County, Texas.

If this Conveyance is executed in multiple counterparts, each shall, for all purposes, be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument. All such counterparts, if any, shall be identical.

This Agreement and all attachments, schedules, or annexes hereto may not be modified or supplemented except by written instrument executed by each of the parties hereto.

Seller hereby agrees on and after the Closing Date to take any and all actions deemed reasonably necessary by Buyer and Seller in order to more completely transfer title to the Assets to Buyer. All expenses of such actions taken by Seller at the request of Buyer shall be borne solely by Buyer, except as otherwise provided in this Agreement.

Executed as of the Effective Date.

TOMASZEK MANAGEMENT, L.L.C. (“Grantor”)

/s/ David E. Tomaszek
David E. Tomaszek, M.D., Manager

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STATE OF TEXAS         § §

COUNTY OF HARRIS   §

This instrument was acknowledged before me on the 23rd day of June, 2003, by David E. Tomaszek, M.D., Manager of Tomaszek Management, L.L.C., a Texas limited liability company on behalf of said company.

/s/ Jennifer L. Evans
Notary Public In And For The State Of Texas

ASSET PURCHASE AGREEMENT